                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME                                  STATE OF INCORPORATION
Wayne County National Bank                     Ohio

Savings Bank & Trust                           Ohio

Access Financial Corp.                         Ohio

Chippewa Valley Title Agency, Inc.             Ohio

MidOhio Data, Incorporated                     Ohio

                                       24